Franklin Credit Management Corporation 10-12G
Exhibit 10.13
Exhibit 7
AMENDMENT NO. 3 TO
AMENDED AND RESTATED CREDIT AGREEMENT (LICENSING)
THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (LICENSING) (this “Amendment”) is entered into as of September 22, 2010 (the “Amendment Effective Date”), by and among FRANKLIN CREDIT MANAGEMENT CORPORATION, a Delaware Corporation, and FRANKLIN CREDIT HOLDING CORPORATION, a Delaware corporation (each, a “Borrower” and collectively “Borrowers”), THE FINANCIAL INSTITUTIONS PARTY HERETO AS LENDERS (each, a “Lender” and collectively, the “Lenders”) and THE HUNTINGTON NATIONAL BANK, a national banking association (“Huntington”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”). This Amendment further amends and modifies a certain Amended and Restated Credit Agreement (Licensing) dated as of March 31, 2009 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) by and among Borrowers, the Lenders, the Administrative Agent and Issuing Bank. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
RECITALS:
A. As of March 31, 2009, Borrowers, the Lenders, the Administrative Agent and Issuing Bank executed the Credit Agreement setting forth the terms of certain extensions of credit to the Borrower; and
B. As of March 31, 2009, Borrowers executed and delivered to the Administrative Agent, inter alia, a Revolving Promissory Note (Licensing) in the original principal sum of Two Million Dollars ($2,000,000), which principal sum was thereafter reduced to One Million Dollars ($1,000,000); and
C. As of March 31, 2009, and at various other times, Borrowers executed and delivered to the Administrative Agent, inter alia, one or more Applications and Agreements for Letter of Credit in connection with Issuing Bank’s issuance of Letters of Credit for the account of one or more of the Borrowers; and
D. As of May 31, 2010, the Draw Loan Commitment expired by its terms and Borrowers have no right to obtain any Draw Loan Advances under the Credit Agreement; and

E. Borrowers have requested that (i) the Administrative Agent and the Lenders under the Credit Agreement and that the administrative agent under the Legacy Loans Credit Agreement consent to the sale, restructuring or spin off by Holding of its ownership interests in FCMC, subject to the further written consent of the Administrative Agent at the time such Restructuring is accomplished, (ii) the Administrative Agent release its Liens in certain real property owned by FCMC, commonly known as (A) 6 Harrison Street, Unit 6, New York, New York, and (B) 350 Albany St. New York, New York), (iii) discharge FCMC from any liability under a certain Limited Recourse Guaranty dated as of March 31, 2009, (iv) consent to a Change of Control of FCMC resulting from the Restructuring, (v) waive any other Events of Default resulting from the Restructuring, (vi) extend the maturity of the Revolving Loan Commitment and the Letter of Credit Commitment and (vii) amend and modify certain other terms and covenants in the Credit Agreement, and each Lender, the Administrative Agent and the Issuing Bank, are willing to do so upon the terms and subject to the conditions contained herein.
NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:
16. The definitions of “Change of Control”, “Collateral”, “Loan Documents” “Mandatory Prepayment Event”, and “Termination Date” set forth in Section 1.01, “Certain Defined Terms,” of the Credit Agreement are hereby amended to recite as follows:
“Change of Control” shall mean, other than in connection with the Restructuring: (a) with respect to any Borrower, the replacement of a majority of the board of directors from the directors who constituted the board of directors on the Effective Date for any reason other than death or disability, and such replacement shall not have been approved by such board of directors, as constituted on the Effective Date (or as changed over time with the approval of the then existing board of directors of Holding); or (b) a Person or Persons acting in concert, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, exercise of the stock pledge or otherwise, shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of equity securities of any Borrower representing more than 20% of the combined voting power of the outstanding securities of such Person, ordinarily having the right to vote in the election of directors from the beneficial owners as of the Effective Date.
“Collateral” shall have the meaning assigned to such term in the Security Agreement, Mortgage, or any other Loan Document executed and delivered to the Administrative Agent by any Loan Party, unless released from time to time pursuant to the terms of this Agreement or the Restructure Agreement, and shall include without limitation:
(i)	a first and best Lien on FCMC’s Cash or Cash Equivalents in account number 01892543486 at Huntington, maintained in an amount satisfactory to the Administrative Agent, but not less than $7,500,000;

(ii)
a Mortgage in the FCMC Real Estate, subject to the existing Lien of Huntington, as agent for certain lenders on 6 Harrison St., Unit 6, New York, New York under the Legacy Loans Credit Agreement, and subject to the agreement of the applicable administrative agents and the lenders to release the FCMC Real Estate pursuant to the terms of the Restructure Agreement;

(iii)	a first and best Lien on all FCMC’s now owned or hereafter acquired right, title, and interest in personal property;
(iv)
any monies or sums due FCMC in respect of any program sponsored by any Governmental Authority, including without limitation any fees received, directly or indirectly, under the U.S. Treasury Homeowners Affordability and Stability Plan.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Security Agreement, each agreement in respect of a Blocked Account, Disbursement Account, Collection Account, or Reserve Account, each deposit account control agreement, each Application and Agreement for Letter of Credit, letter of credit reimbursement agreement, pledge agreement, joinder agreement, collateral assignments, Guarantee, banking services agreement, cash management agreement, amendment, modification agreement, instrument, financing statements and each other document or agreement relating to this Agreement or the transactions contemplated by this Agreement; provided, however, no Transaction Document shall be a Loan Document, and the FCMC Limited Recourse Guaranty shall not be a Loan Document.
“Mandatory Prepayment Event” shall mean:
(a) other than with respect to the Restructuring, any sale, transfer, or other disposition of any Property of any Borrower or any property constituting Collateral pursuant hereto; or
(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Borrower or any Collateral; or
(c) other than with respect to the Restructuring, the issuance by any Borrower of any Equity Interests, or the receipt by Borrower of any capital contribution; or
(d) the incurrence by any Borrower of any Subordinated Indebtedness; or

(e) the receipt by any Borrower of the proceeds of any settlement or monetary judgment in respect of any litigation or other similar proceeding.
“Termination Date” shall mean (i) in respect of the Revolving Loan and the Revolving Loan Commitment and the Letters of Credit and the Letter of Credit Commitment, September 30, 2011, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law, and (ii) in respect of the Draw Loan and the Draw Loan Commitment May 31, 2010, which Draw Loan and Draw Commitment have expired and are of no force and effect.
17. New Defined Terms. The following defined terms are hereby added to Section 1.01, “Certain Defined Terms,” of the Credit Agreement in their correct alphabetical order and shall recite as follows:
“Amendment No. 3” means a certain Amendment No. 3 to Amended and Restated Credit Agreement (Licensing) between and among the Administrative Agent, the Lenders and the Borrowers dated September 22, 2010.
“Deferred Payment Agreement” means a certain Deferred Payment Agreement entered into as of the effective date of Amendment No. 3.
“FCMC Limited Recourse Guaranty” means a certain Limited Recourse Guaranty dated as of March 31, 2009, executed and delivered in connection with the Legacy Loans Credit Agreement.
“FCMC Real Estate” means certain real property owned by FCMC, commonly known as (i) 6 Harrison Street, Unit 6, New York, New York, and (ii) 350 Albany St. New York, New York).
“Restructure Agreement” means that certain Restructure Agreement, dated as of the date of Amendment No. 3, by and among, inter alia, the Borrowers, the Administrative Agent, and Franklin Mortgage Asset Trust 2009-A.
“Restructuring” means the sale, restructuring or spin off by Holding of its ownership interests in FCMC, which shall be in form acceptable to the Administrative Agent.
“TJA Secured Note” means a secured promissory note issued by FCMC for $1,000,000, guaranteed in full by Thomas J. Axon, and secured by the Guarantor Collateral.

18. Section 7.04, Prohibition of Fundamental Changes; Subsidiaries,” of the Credit Agreement is hereby amended to recite as follows:
Section 7.04 Prohibition of Fundamental Changes; Subsidiaries. No Borrower shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell any substantial portion of its assets other than pursuant to the Transaction Documents or in connection with the Restructuring. No Borrower shall permit to exist or establish any Subsidiary (other than a Subsidiary existing as of the Effective Date).
19. Section 7.05, “Restricted Payments,” of the Credit Agreement is hereby amended to recite as follows:
Section 7.05 Restricted Payments. No Borrower shall make or declare any Restricted Payment without the prior written consent of the Administrative Agent.
20. Section 7.11, “Limitation on Indebtedness,” of the Credit Agreement is hereby amended to recite as follows:
Section 7.11 Limitation on Indebtedness. Except with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, no Borrower shall incur any liabilities for Indebtedness, other than (i) the Advances, (ii) the Letters of Credit, (iii) the TJA Secured Note, and (iv) liabilities owing under the Deferred Payment Agreement.
21. Subsection 8.01(n) of the Credit Agreement is hereby amended to recite as follows:
(n) [Intentionally Deleted];
22. Consent to Restructuring. Each of the Administrative Agent and the Lenders hereby consents to the Restructuring and the discharge of FCMC from the FCMC Limited Recourse Guaranty, upon fulfillment of all terms and conditions of the Restructure Agreement.
23. Agreement to Release Certain Liens. Each of the Administrative Agent and the Lenders hereby agree to the release of the Liens on the FCMC Real Estate granted in connection with the Credit Agreement upon fulfillment of all terms and conditions contemplated by the Restructure Agreement.

24. Conditions of Effectiveness. This Amendment shall become effective as of the Amendment Effective Date, upon satisfaction of all of the following conditions precedent:
(a) The Administrative Agent shall have received execution and delivery of, by all parties signatory hereto, originals, or completion as the case may be, to the satisfaction of the Administrative Agent and its counsel, of three duly executed originals of this Amendment;
(b) The representations contained in the immediately following paragraph shall be true and accurate;
(c) The Administrative Agent shall have received all of the documents and deliveries required by the Restructure Agreement; and
(d) The Borrowers shall have paid a nonrefundable extension fee of $0.00 in connection with this Amendment.
25. Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and each Lender as follows: (a) after giving effect to this Amendment, each representation and warranty made by or on behalf of such Borrower in the Credit Agreement and in any other Loan Document is true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to a date prior hereto; (b) the execution, delivery and performance by such Borrower of this Amendment and each other Loan Document have been duly authorized by all requisite corporate or organizational action on the part of such Borrower and will not violate any Requirement of Law applicable to each Borrower; (c) this Amendment has been duly executed and delivered by each Borrower, and each of this Amendment, the Credit Agreement and each other Loan Document as amended hereby constitutes the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with the terms thereof; and (d) no event has occurred and is continuing, and no condition exists, which would constitute an Event of Default or a Default.
26. Ratification and Reaffirmation. Each Borrower agrees (i) that all the obligations, indebtedness and liabilities of such Borrower to the Administrative Agent and the Lenders under the Credit Agreement are the valid and binding obligations of such Borrower; (ii) that the obligations, indebtedness and liabilities of such Borrower evidenced by each Note executed and delivered by such Borrower are valid and binding without any present right of offset, claim, defense or recoupment of any kind and are hereby ratified and confirmed in all respects; and (iii) that the Liens and security interests granted to the Administrative Agent with respect to the Obligations as security for all obligations and liabilities of such Borrower under the Credit Agreement, each Application and Agreement for Letter of Credit and the Revolving Loan Note are valid and binding and are hereby ratified and confirmed in all respects.

27. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “Amended and Restated Credit Agreement (Licensing),” “Credit Agreement,” “Agreement,” the prefix “herein,” “hereof,” or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. (b) Except to the extent amended or modified hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain as written originally and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Administrative Agent may have hereunder or thereunder. Nothing in this Amendment shall constitute a novation. The amendments set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the Administrative Agent’s or any Lender’s rights under, or of any other term or provisions of, the Credit Agreement or any other Loan Document, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of any Borrower which would require the consent of the Lender.
28. Waiver and Release of All Claims and Defenses. Each Borrower hereby forever waives, relinquishes, discharges and releases all defenses and claims of every kind or nature, whether existing by virtue of state, federal, or local law, by agreement or otherwise, against the Administrative Agent and the Lenders, and all of their successors, assigns, directors, officers, shareholders, agents, employees and attorneys, the Obligations or the Collateral, whether previously or now existing or arising out of or related to any transaction or dealings between the Administrative Agent, any Lender and any Borrower or any of them, which any Borrower may have or may have made at any time up through and including the date of this Amendment, including without limitation, any affirmative defenses, counterclaims, setoffs, deductions or recoupments, by any Borrower, and all of their representatives, successors, assigns, agents, employees, officers, directors and heirs. “Claims” includes all debts, demands, actions, causes of action, suits, dues, sums of money, accounts, bonds, warranties, covenants, contracts, controversies, promises, agreements or obligations of any kind, type or description, and any other claim or demand of any nature whatsoever, whether known or unknown, accrued or unaccrued, disputed or undisputed, liquidated or contingent, in contract, tort, at law or in equity, any of them ever had, claimed to have, now has, or shall or may have. Nothing contained in this Amendment prevents enforcement of this release.
29. No Waiver. Nothing in this Amendment shall be construed to waive, modify, or cure any default or Event of Default that exists or may exist under the Credit Agreement or any other Loan Document.
30. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AMENDMENT OR ANY LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

31. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together will constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof will constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.
32. Costs and Expenses. Each Borrower agrees to pay on demand in accordance with the terms of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Administrative Agent’s counsel with respect thereto.
33. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.
34. Headings. Section headings in this Amendment are included herein for convenience of reference only and will not constitute a part of this Amendment for any other purpose.
35. Patriot Act Notice. The Administrative Agent hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L.10756 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow the Administrative Agent to identify each Borrower in accordance with the Act.
[Signature Page Follows.]

IN WITNESS WHEREOF, the Borrowers, the Administrative Agent, the Lenders and Issuing Bank have hereunto set their hands as of the date first set forth above.

BORROWERS:

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Thomas J. Axon
Name: Thomas J. Axon
Title: President

FRANKLIN CREDIT HOLDING CORPORATION

By:	/s/ Thomas J. Axon
Name: Thomas J. Axon
Title: President

ADMINISTRATIVE AGENT AND ISSUING BANK:

THE HUNTINGTON NATIONAL BANK

By:	/s/ Richard A. Cheap
Name: Richard A. Cheap
Title: General Counsel and Secretary

LENDER AND RISK PARTICIPANT:

HUNTINGTON FINANCE, LLC

By:	/s/ Richard A. Cheap
Name: Richard A. Cheap
Title: Vice President